Exhibit 99.1

September 26, 2011	Analyst Contact:	Dan Harrison
918-588-7950
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Announces Higher 2012 Financial Guidance

2012 Net Income Expected to Increase 13 Percent

TULSA, Okla. – Sept. 26, 2011 - ONEOK, Inc. (NYSE: OKE) today announced that its 2012 net income is expected to increase 13 percent compared with its current 2011 earnings guidance that was updated on Aug. 2, 2011.

ONEOK’s 2012 net income is expected to be in the range of $355 million to $400 million compared with its current 2011 guidance range of $325 million to $345 million, reflecting higher anticipated earnings in the ONEOK Partners and natural gas distribution segments, compared with 2011.

“Our 2012 earnings guidance reflects significantly higher anticipated earnings in our ONEOK Partners segment as projects from our previously announced $2.7 billion to $3.3 billion, four-year growth program are placed into service later this year and in 2012,” said John W. Gibson, chairman, president and chief executive officer of ONEOK. “ONEOK’s continued strong cash flow is further enhanced by higher anticipated distributions from ONEOK Partners, enabling us to deliver sustainable long-term value to our shareholders, including increased dividends.”

2012 earnings guidance reflects increased operating income in the ONEOK Partners segment due to higher anticipated earnings from increased natural gas gathering and processing volumes and higher natural gas liquids (NGL) volumes gathered and fractionated and higher margins from rates activity in the natural gas distribution segment. These increases are expected to be offset partially by lower NGL optimization margins resulting from lower optimization volumes and narrower NGL price differentials in ONEOK Partners’ natural gas liquids business.

The midpoint for ONEOK’s 2012 operating income guidance is approximately $1.1 billion. Additional information is available in Exhibit A in the guidance tables on the ONEOK website.

2012 earnings guidance for ONEOK includes projected dividend increases of 4 cents per share semiannually in 2012, subject to ONEOK board approval. ONEOK’s 2012 earnings

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ONEOK Announces Higher 2012 Financial Guidance
September 26, 2011

guidance also includes a projected 2-cent-per-quarter increase in unitholder distributions from ONEOK Partners, subject to ONEOK Partners board approval.

ONEOK PARTNERS BUSINESS SEGMENT

The midpoint of the ONEOK Partners segment’s 2012 operating income guidance is $833 million, reflecting higher anticipated earnings from increased natural gas gathering and processing volumes in the natural gas gathering and processing business and higher NGL volumes gathered and fractionated in the natural gas liquids business. These increases are expected to be offset partially by lower NGL optimization margins resulting from lower optimization volumes and narrower NGL price differentials in the natural gas liquids business.

For 2012, financial hedges are in place on approximately 42 percent of the segment’s expected equity natural gas production at an average price of $5.09 per million British thermal unit (MMBtu); 43 percent of its expected equity natural gas liquids production at an average price of $1.61 per gallon; and 73 percent of its expected equity condensate production at an average price of $2.43 per gallon.

The average unhedged prices used in ONEOK Partners’ 2012 earnings guidance are $99.30 per barrel for New York Mercantile Exchange (NYMEX) crude oil, $4.71 per MMBtu for NYMEX natural gas and $1.42 per gallon for composite natural gas liquids.

2012 guidance assumes the Conway-to-Mont Belvieu average ethane price differential to be 12 cents per gallon, compared with 16 cents per gallon assumed in 2011 for ONEOK Partners’ natural gas liquids business.

NATURAL GAS DISTRIBUTION BUSINESS SEGMENT

The midpoint of the natural gas distribution segment’s 2012 operating income guidance is $226 million, reflecting higher margins from rates activity compared with 2011.

ENERGY SERVICES BUSINESS SEGMENT

The midpoint of the energy services segment’s 2012 operating income guidance is $40 million, relatively unchanged compared with 2011. A financial profile of the energy services segment’s 2012 earnings guidance is included in Exhibit B in the guidance tables on the ONEOK website.

Approximately 16 percent of energy services’ transportation position is hedged for 2012. Approximately 57 percent of its storage position is hedged for 2012.

The energy services segment continues to execute its strategy of realigning its leased natural gas storage and transportation capacity, through renewals and renegotiations, with the needs of its premium-services customers and reducing operating expenses. Year-end 2012

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ONEOK Announces Higher 2012 Financial Guidance
September 26, 2011

leased storage capacity is expected to be approximately 65 billion cubic feet (Bcf). Year-end 2012 long-term leased transportation capacity is expected to be 1.0 Bcf per day.

OTHER INCOME

2012 other income is estimated to be higher due to higher allowance for equity funds used during construction in the ONEOK Partners segment as a result of the previously announced growth projects of approximately $2.7 billion to $3.3 billion between 2011 and 2014.

CAPITAL EXPENDITURES

For 2012, ONEOK’s capital expenditures are expected to be approximately $306 million on a stand-alone basis. The distribution segment’s planned capital expenditures of $270 million reflect increased investments related primarily to integrity management and projects that are expected to reduce operating and maintenance expenses.

STAND-ALONE CASH FLOW

On a stand-alone basis, the midpoint of ONEOK’s 2012 guidance for cash flow before changes in working capital is $746 million. Cash flow before changes in working capital is expected to exceed capital expenditures and dividends by $165 million to $205 million.

ONEOK’s 2012 cash flow guidance includes dividend increases of 4 cents per share semiannually during the year, subject to ONEOK board approval. Additional information is available in Exhibit C in the guidance tables on the ONEOK website.

ANNUAL INVESTOR CONFERENCE

ONEOK and ONEOK Partners will hold their annual investor conference on Tuesday, Sept. 27, 2011, in New York City, from 9 a.m. Eastern Daylight Time (8 a.m. Central Daylight Time) to noon Eastern Daylight Time (11 a.m. Central Daylight Time.) The meeting also will be carried live on ONEOK's and ONEOK Partners' websites.

At the meeting, ONEOK and ONEOK Partners will discuss 2012 earnings guidance and will update their three-year financial forecasts. ONEOK will update its three-year net income and dividend growth forecasts, and ONEOK Partners will update its three-year EBITDA (earnings before interest, taxes, depreciation and amortization) and distribution growth forecasts.

The webcast can be accessed on ONEOK's and ONEOK Partners' websites at http://www.oneok.com/ and http://www.oneokpartners.com/. A replay of the webcast will be available for 30 days after the conference.

LINK TO NEWS RELEASE WITH GUIDANCE TABLES

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ONEOK Announces Higher 2012 Financial Guidance
September 26, 2011

http://www.oneok.com/Investor/FinancialInformation/~/media/ONEOK/GuidanceDocs/OKE2011guidance_update_k3n09s0.ashx

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURE

ONEOK has disclosed in this news release stand-alone cash flow, before changes in working capital, which is a non-GAAP financial measure. Stand-alone cash flow, before changes in working capital, is used as a measure of the company’s financial performance. Stand-alone cash flow, before changes in working capital, is defined as net income attributable to ONEOK adjusted for equity in earnings and distributions received from ONEOK Partners, and ONEOK’s stand-alone depreciation and amortization, deferred income taxes, net of the change in taxes receivable, and certain other items.

The non-GAAP financial measure described above is useful to investors because the measurement is used as a measurement of financial performance of the company’s fundamental business activities. ONEOK stand-alone cash flow, before changes in working capital, should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of stand-alone cash flow, before changes in working capital, to net income is included in the financial tables.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 42.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,”

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ONEOK Announces Higher 2012 Financial Guidance
September 26, 2011

“goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, including energy sales and demand for our services and energy prices;
•	competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;
•	the status of deregulation of retail natural gas distribution;
•	the capital intensive nature of our businesses;
•	the profitability of assets or businesses acquired or constructed by us;
•	our ability to make cost-saving changes in operations;
•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;
•	the uncertainty of estimates, including accruals and costs of environmental remediation;
•	the timing and extent of changes in energy commodity prices;
•	the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;
•	the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;
•	changes in demand for the use of natural gas because of market conditions caused by concerns about global warming;
•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;
•	our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;
•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;
•	the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving the Oklahoma Corporation Commission (OCC), Kansas Corporation
Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board
(NTSB), the Pipeline and Hazardous Materials Safety Administration (PHMSA), the Environmental
Protection Agency (EPA) and the Commodity Futures Trading Commission (CFTC);
•	our ability to access capital at competitive rates or on terms acceptable to us;
•	risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling;
•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;
•	the impact and outcome of pending and future litigation;
•	the ability to market pipeline capacity on favorable terms, including the effects of:
- future demand for and prices of natural gas and NGLs;
- competitive conditions in the overall energy market;
- availability of supplies of Canadian and United States natural gas; and
- availability of additional storage capacity;
•	performance of contractual obligations by our customers, service providers, contractors and shippers;
•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

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ONEOK Announces Higher 2012 Financial Guidance
September 26, 2011

•	our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;
•	the mechanical integrity of facilities operated;
•	demand for our services in the proximity of our facilities;
•	our ability to control operating costs;
•	adverse labor relations;
•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’
or shippers’ facilities;
•	economic climate and growth in the geographic areas in which we do business;
•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;
•	the impact of recently issued and future accounting updates and other changes in accounting policies;
•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
•	risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;
•	the possible loss of natural gas distribution franchises or other adverse effects caused by the actions of municipalities;
•	the impact of uncontracted capacity in our assets being greater or less than expected;
•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;
•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;
•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;
•	the impact of potential impairment charges;
•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;
•	our ability to control construction costs and completion schedules of our pipelines and other projects; and
•	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission
(SEC), which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in the Annual Report on Form 10-K for the year ended December 31, 2010. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONEOK Announces Higher 2012 Financial Guidance
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ONEOK, Inc. and Subsidiaries			Exhibit A
EARNINGS GUIDANCE*

		2011
	2012	Guidance
	Guidance	(Aug. 2, 2011)	Change
(Millions of dollars)

Operating income
ONEOK Partners	$833	$752	$81
Distribution	226	218	8
Energy Services	40	42	(2)
Other	(1)	-	(1)
Operating income	1,098	1,012	86
Equity earnings from investments	127	123	4
Other income (expense)	23	7	16
Interest expense	(303)	(293)	(10)
Income before income taxes	945	849	96
Income taxes	(245)	(221)	(24)
Net income	700	628	72
Less: Net income attributable to noncontrolling interests	322	293	29
Net income attributable to ONEOK	$378	$335	$43

Capital expenditures
ONEOK Partners	$1,882	$1,292	$590
Distribution	270	238	32
Other	36	20	16
Total capital expenditures	$2,188	$1,550	$638

*Amounts shown are midpoints of ranges provided.

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ONEOK Announces Higher 2012 Financial Guidance
September 26, 2011

ONEOK, Inc. and Subsidiaries			Exhibit B
EARNINGS GUIDANCE*

		2011
	2012	Guidance
	Guidance	(Aug. 2, 2011)	Change
(Thousands of dollars, except Bcf and MMBtu/d amounts )

Energy Services Financial Profile
Premium service fees	$59,500	$56,400	$3,100
Storage capacity** (Bcf)	74.1	75.6	(1.5)
Assumed winter/summer spread*** – NYMEX ($/MMBtu)	$1.22	$1.23	$(0.01)
Storage costs (lease, variable, hedging and other) ($/MMBtu)	$1.25	$1.17	$0.08
Net storage margin ($/MMBtu)	$(0.03)	$0.06	$(0.09)
Net storage margin	$(2,371)	$4,300	$(6,671)
Long-term transportation capacity (MMBtu/d)	1,089	1,135	(46)
Transportation gross margin ($/MMBtu)	$0.14	$0.15	$(0.01)
Transportation costs ($/MMBtu)	$0.18	$0.19	$(0.01)
Transportation net margin ($/MMBtu)	$(0.04)	$(0.04)	$-
Net transportation margin	$(18,129)	$(18,300)	$171
Optimization	$27,000	$27,000	$-
Financial trading	$-	$600	$(600)
Wholesale margin – subtotal	$66,000	$70,000	$(4,000)
Wholesale general and administrative expense	$26,000	$28,000	$2,000
Total Operating Income	$40,000	$42,000	$(2,000)

*Amounts shown are midpoints of ranges provided.
**74.1 Bcf of contracted capacity reduced to 65 Bcf by year end
*** Includes the winter/summer spread and capacity management

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ONEOK Announces Higher 2012 Financial Guidance
September 26, 2011

ONEOK, Inc. and Subsidiaries			Exhibit C
EARNINGS GUIDANCE*

		2011
	2012	Guidance
	Guidance	(Aug. 2, 2011)	Change
(Millions of dollars)

ONEOK, Inc. Stand-Alone Cash Flow, Before Changes in Working Capital
Net income attributable to ONEOK	$378	$335	$43
Equity earnings from investments	(449)	(352)	(97)
Distributions received from unconsolidated affiliates	423	333	90
Depreciation and amortization	134	134	-
Deferred income taxes	232	200	32
Other	28	30	(2)
Cash flow, before changes in working capital	$746	$680	$66

*Amounts shown are midpoints of ranges provided.

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